Exhibit 99.1

www.avanex.com

Avanex Announces Third Quarter Fiscal 2006 Financial Results

Narrows Quarterly Net Loss by $8.7 Million from the Prior Year

Significant Reduction of Outstanding Debt

FREMONT, Calif. – May 8, 2006 – Avanex Corporation (NASDAQ: AVNX), a pioneer of intelligent photonic solutions that enable next-generation optical networks, today reported financial results for its third fiscal quarter ended March 31, 2006.

Net revenue in the third quarter of fiscal 2006 was $40.1 million, compared with $36.1 million in the prior quarter and $40.3 million in the third fiscal quarter of the prior year.

The company reported a net loss of $10.2 million or a net loss of $0.06 per share in the third fiscal quarter of 2006, a 45.2 percent improvement over the net loss of $18.5 million or the net loss of $0.13 per share in the prior quarter, and a 46.2 percent improvement over the net loss of $18.9 million or the net loss of $0.13 per share in the third fiscal quarter of the prior year.

Non-GAAP net loss for the third fiscal quarter of 2006 was $8.9 million or a non-GAAP net loss of $0.06 per share, a 9.4 percent improvement over the non-GAAP net loss of $9.9 million or the non-GAAP net loss of $0.07 per share in the prior quarter and a 50.3 percent improvement over the non-GAAP net loss of $18.0 million or the non-GAAP net loss of $0.12 per share in the third fiscal quarter of the prior year. Non-GAAP exclusions from GAAP net loss collectively totaled $1.2 million in the third quarter of fiscal 2006, $8.7 million in the second quarter of fiscal 2006, and $0.9 million in the third quarter of fiscal 2005. Non-GAAP net loss excludes share-based payments, amortization of intangibles, restructuring charges, gains on the disposal of property and equipment, an inventory provision of $1.0 million related to non-RoHS (Restriction of Hazardous Substances) compliant product in the third fiscal quarter of 2006, and a loss on debt refinancing in the second quarter of fiscal 2006.* Separate from non-GAAP exclusions, a $1.3 million inventory provision was taken in the third quarter of fiscal 2006 related to the cessation of manufacturing at our New York facility.

“I am pleased with the progress the company has made,” said Jo Major, president and CEO of Avanex. “We achieved a 45 percent reduction in net loss from the second fiscal quarter of this year, and we achieved a similar reduction in net loss from the third fiscal quarter of last year. We continued to meet our restructuring objectives and reached important milestones, including becoming RoHS compliant and returning to revenue growth. As we complete the transition of our manufacturing operations, we are able to focus more on generating revenue, increasing our market share, and launching industry leading new products.

“In addition to the steady progress that we are showing on our income statement, our balance sheet also substantially improved. During the third fiscal quarter, $21.4 million was converted from debt into equity and we raised net proceeds of $44.7 million in an equity stock offering,” said Major.

# # #

Fiscal Third Quarter Highlights

•	Raised net proceeds of $44.7 million in an equity stock offering and ended the quarter with $82.1 million in cash and short-term investments

•	$21.4 million of long term convertible notes converted into equity

•	A 45.2 percent reduction in net loss over the second fiscal quarter of 2006

•	Launched eight new products including a Xenpak Compatible Hot-Pluggable EDFA and an industry leading Optical Performance Monitoring solution

•	Met RoHS compliance requirements across all product lines

•	Completed planned manufacturing transfers from Italy and France on schedule

Q4 FY 2006 Outlook

Revenue is expected to be between $42.0 million and $45.0 million in the fourth fiscal quarter of 2006. Gross margin for the fourth fiscal quarter of 2006 is expected to increase over the third fiscal quarter of 2006.

Conference Call

Avanex will host a conference call today, May 8, 2006, at 1:30 p.m. PT; 4:30 p.m. ET. The number for the conference call is 210.835.2510, and the password is “Avanex.” A live webcast of the conference call will be available in the Investors section on the company’s website at www.avanex.com. An audio replay of the conference call will be available until May 16, 2006. To access the audio replay, please dial 203.369.3864.

About Avanex

Avanex Corporation is a leading global provider of Intelligent Photonic Solutions(TM) to meet the needs of fiber optic communications networks for greater capacity, longer distance transmissions, improved connectivity, higher speeds and lower costs. These solutions enable or enhance optical wavelength multiplexing, dispersion compensation, switching and routing, transmission, amplification, and include network-managed subsystems. Avanex was incorporated in 1997 and is headquartered in Fremont, Calif. Avanex also maintains facilities in Elmira, N.Y.; Shanghai, China; Nozay, France; San Donato, Italy; and Bangkok, Thailand. To learn more about Avanex, visit our Web site at: www.avanex.com.

Forward-looking Statements

This press release contains forward-looking statements including forward-looking statements regarding cost reduction measures, the transfer of manufacturing operations to lower cost regions, expected fourth fiscal quarter operating results, reductions in the company’s expenses and improvements in the company’s liquidity, the company’s competitive position, product development efforts and changes in the market for the company’s products. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance, problems or delays in integrating the businesses acquired from Alcatel, Corning and Vitesse Semiconductor, or in reducing the cost structure of the combined company, the company’s inability to achieve the anticipated benefits of the acquired businesses, to effect its restructuring goals or to successfully transfer manufacturing operations to lower cost regions, any slowdown or deferral of new orders for products, higher than anticipated expenses the company may incur in future quarters or the inability to identify expenses which can be eliminated.

Finally, please refer to the risk factors contained in the company’s SEC filings including the company’s Annual Report on Form 10-K filed with the SEC on Sept. 28, 2005 and Quarterly Report on Form 10-Q filed with the SEC on Feb. 15, 2006.

Avanex assumes no obligation and does not intend to update any forward-looking statements, whether as a result of new information, future events or otherwise.

*Details on the items excluded from non-GAAP net loss and non-GAAP net loss per share are available in the table entitled, “Reconciliation of GAAP Net Loss to Non-GAAP Net Loss,” following the accompanying financial statements.

Contact Information

Investor Relations:

Maria Riley

650-470-0200

maria@stapleton.com

Avanex Corporation

Consolidated Statements of Operations

In thousands (except per share data)

(Unaudited)

	Three Months Ended March 31, 2006	Three Months Ended December 31, 2005	Three Months Ended March 31, 2005
	GAAP	GAAP	GAAP
Revenue	$40,128	$36,125	$40,317
Cost of sales	38,485	33,207	41,386
Gross profit (loss)	1,643	2,918	(1,069)
Gross margin	4.1%	8.1%	(2.7%)
Operating expenses:
Research and development	5,189	5,452	8,663
Sales and marketing	2,988	2,783	4,163
General and administrative	4,191	3,841	4,386
Amortization of intangibles	1,386	1,385	1,242
Restructuring	155	2,942	14
Gain on disposal of property and equipment	(2,486)	(775)	(410)

Total operating expenses	11,423	15,628	18,058

Loss from operations	(9,780)	(12,710)	(19,127)
Other income	993	67	135
Other expense	(747)	(4,759)	(233)
Interest income	220	312	363
Interest expense	(853)	(1,453)	(24)

Net loss	$(10,167)	$(18,543)	$(18,886)

Net loss per share - basic and diluted	$(0.06)	$(0.13)	$(0.13)

Weighted average common shares outstanding - basic and diluted	158,246	145,215	144,468

Avanex Corporation

Consolidated Balance Sheets

In thousands

(Unaudited)

	As of March 31, 2006	As of December 31, 2005	As of June 30, 2005
ASSETS
Current assets:
Cash, restricted cash and short-term investments	$82,064	$48,043	$73,905
Accounts receivable, net	22,979	20,104	22,788
Inventories, net	30,059	30,378	36,014
Due from related party	10,285	9,238	15,357
Other current assets	15,100	19,538	20,645

Total current assets	160,487	127,301	168,709
Property and equipment, net	6,143	6,746	8,612
Intangibles, net	4,147	5,527	8,686
Goodwill	9,408	9,408	9,408
Other assets	1,826	2,167	4,241

Total assets	$182,011	$151,149	$199,656

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$34,944	$34,827	$28,251
Accrued compensation	7,557	8,678	10,741
Accrued warranty	4,413	4,636	5,268
Due to related party	4,589	1,550	1,549
Other accrued expenses and deferred revenue	8,311	12,558	12,230
Current portion of long-term obligations	1,074	1,617	2,910
Current portion of accrued restructuring	11,335	16,947	32,040

Total current liabilities	72,223	80,813	92,989
Accrued restructuring, less current portion	12,549	13,509	14,137
Long-term convertible notes	6,124	26,658	29,408
Other long-term obligations, less current portion	11,610	9,258	9,374

Total liabilities	102,506	130,238	145,908

Stockholders’ equity:
Common stock	201	146	145
Additional paid-in capital	738,584	669,816	667,923
Deferred compensation	—	—	(353)
Accumulated other comprehensive income	5,799	5,860	5,478
Accumulated deficit	(665,079)	(654,911)	(619,445)

Total stockholders’ equity	79,505	20,911	53,748

Total liabilities and stockholders’ equity	$182,011	$151,149	$199,656

Shares of common stock issued and outstanding	201,044	145,637	144,939

Avanex Corporation

Reconciliation of GAAP Net Loss to Non-GAAP Net Loss

In thousands

(Unaudited)

	Three Months Ended March 31, 2006	Three Months Ended December 31, 2005	Three Months Ended March 31, 2005
Net loss, GAAP	$(10,167)	$(18,543)	$(18,886)

Items reconciling GAAP net loss to non-GAAP net loss:
Related to cost of sales:
Share-based payments	110	$29	$—
Obsolete inventory provision related to RoHS product compliance	951	—	—

Total related to cost of sales	1,061	29	—

Related to operating expenses:
Research and development - share-based payments	416	178	38
Sales and marketing - share-based payments	130	55	15
General and administrative - share-based payments	571	340	—
Amortization of intangibles	1,386	1,385	1,242
Restructuring:
Share-based payments	15	16	—
All other	140	2,926	14
Gain on disposal of property and equipment	(2,486)	(775)	(410)

Total related to operating expenses	172	4,125	899

Total related to loss from operations	1,233	4,154	899
Related to other expense - loss on debt refinancing	—	4,525	—

Total related to net loss	1,233	8,679	899

Non-GAAP net loss	$(8,934)	$(9,864)	$(17,987)

Non-GAAP net loss per share - basic and diluted	$(0.06)	$(0.07)	$(0.12)

Weighted average common shares outstanding - basic and diluted	158,246	145,215	144,468